Exhibit 99.1

FOR IMMEDIATE RELEASE

Optelecom-NKF Reports 23% Revenue Increase; IP Sales More Than Double

Germantown, MD/ August 6, 2008 /PRNewswire—First Call — Optelecom-NKF, Inc. (NASDAQ: OPTC), a leading global provider of advanced IP-video network solutions, today announced second quarter 2008 results. Expanded international shipments and strong new IP product sales pushed company revenue to record levels for any second quarter.

Revenue totaled $11.3 million, a 23% increase compared to $9.2 million in the second quarter of 2007. Gross profit increased $1.1 million to $6.7 million, or 59% of revenues, for the three months ended June 30, 2008. Optelecom-NKF’s IP-related sales jumped 133% in the quarter compared to the second quarter of 2007, while IP sales for the first half of 2008 increased 59% over last year.

The Company reported net income of $24 thousand, or $0.01 per diluted share, for the second quarter of 2008. This compares to a net loss of $(217) thousand, or ($0.06) per diluted share, for the second quarter of 2007. The second quarter of 2008 includes one-time costs before tax of approximately $350 thousand related to a previously announced refinancing and legal restructuring. The Company also received a nonrecurring $116 thousand benefit in income taxes related to this transaction.

Edmund Ludwig, President and CEO of Optelecom-NKF, said, “We enjoyed double-digit revenue growth for the fourth consecutive quarter. Our IP product sales increased significantly as we saw strong demand for our Siqura® product suite. International sales grew as we benefited from increased demand as illustrated by our previously announced contract with Electricité de France, a Global Fortune 100 firm.”

“We made progress across several fronts during the quarter,” added Steve Tamburo, Optelecom-NKF’s CFO. “Sales of our expanding Siqura IP product line grew and now represent more than a third of our total revenue.

“In the closing days of the quarter we finalized the reorganization of our international legal structure, enabling us to fully pay down our outstanding line of credit on July 1 and extend the term of our bank loan. This new flexible corporate structure will help streamline future growth. While we recognized a nonrecurring tax gain in the amount of $116 thousand, as expected we incurred significant restructuring and refinancing costs in the quarter.”

Second Quarter Conference Call

Optelecom-NKF President and CEO Edmund Ludwig will lead a conference call to discuss second quarter results at 10:00 a.m. Eastern Time, Thursday, August 7, 2008.

Interested parties are welcome to call 888-873-4896 (International Dial In: 617-213-8850) and request the “Optelecom-NKF conference call” shortly before the designated start time or provide the participant passcode 20629994. The telephone conference call will feature a question and answer segment with management. For those parties unable to participate in the live conference call, a replay will be available from noon following the teleconference until August 14, 2008. Those wishing to listen to the replay should call 888-286-8010. (International Dial In: 617-801-6888) and enter passcode number 86427622 when prompted.

The call is being web cast by Thomson Reuters and can be accessed at www.earnings.com or at Optelecom-NKF’s website www.optelecom-nkf.com.

About Optelecom-NKF

Optelecom-NKF, Inc. (NASDAQ: OPTC), is a global supplier of advanced video surveillance solutions, including IP cameras, video servers/codecs, network video recorders, fiber transmission equipment, video management and video analytics software. We deliver complete solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses.

Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support in addition to products that are developed and tested for professional and mission critical applications. All Optelecom-NKF IP surveillance solutions are marketed under the Siqura® name.

The Optelecom-NKF corporate headquarters is in Germantown, Maryland, USA, with European corporate offices in Gouda, the Netherlands, and sales offices or support covering Latin America, France, Spain, the UK, Germany, Italy, Dubai, and Singapore.

Forward-Looking Statements

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, among others: the ability of Optelecom-NKF to successfully operate its global business; the ability of the Company to develop and market network video products and solutions for the traffic monitoring,  transportation security, commercial and industrial and government markets; lack of reliable vendors, service providers, and outside products; unforeseen changes in competing technologies and products; worldwide economic variances; poor or delayed research and development results; and disparities between forecast and realized sales results. Other important factors that could cause actual results to differ materially are included but are not limited to those listed in Optelecom-NKF’s periodic reports and registration statements filed with the Securities and Exchange Commission. Optelecom-NKF does not assume any obligation to update information concerning its expectations.

Investor inquiries should be directed to Mr. Rick Alpert at 301-948-7872.

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2008	2007
Revenue	$11,338	$9,191
Cost of goods sold	4,668	3,643
Gross profit	6,670	5,548
Operating expenses:
Sales and marketing	3,021	2,654
Engineering	1,491	1,164
General and administrative	2,079	1,568
Amortization of intangibles	190	188
Total operating expenses	6,781	5,574
(Loss) from operations	(111)	(26)
Interest expense, net	146	279
(Loss) before income taxes	(257)	(305)
Benefit for income taxes	281	88
Net Income (Loss)	$24	$(217)
Basic Income (loss) per share	$.01	$(0.06)
Diluted Income (loss) per share	$.01	$(0.06)
Weighted average common shares outstanding — basic	3,636	3,521
Weighted average common shares outstanding — diluted	3,636	3,521

Net Income (loss)	$24	$(217)
Foreign currency translation	1	256
Comprehensive income	$25	$39

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE

INCOME (LOSS)

FOR THE SIX MONTHS ENDED JUNE 30,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2008	2007
Revenue	$21,873	$18,026
Cost of goods sold	8,744	7,565
Gross profit	13,129	10,461
Operating expenses:
Sales and marketing	5,681	4,711
Engineering	2,907	2,540
General and administrative	3,741	2,916
Amortization of intangibles	399	371
Total operating expenses	12,728	10,538
Income (loss) from operations	401	(77)
Interest expense, net	498	603
(Loss) before income taxes	(97)	(680)
Benefit for income taxes	269	206
Net Income (loss)	$172	$(474)
Basic Income (loss) per share	$.05	$(0.14)
Diluted Income (loss) per share	$.05	$(0.14)
Weighted average common shares outstanding — basic	3,636	3,495
Weighted average common shares outstanding — diluted	3,636	3,495

Net Income (loss)	$172	$(474)
Foreign currency translation	1,921	428
Comprehensive income (loss)	$2,093	$(46)

OPTELECOM-NKF, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
(June 30, 2008 Unaudited)
(Dollars in Thousands, Except Share Amounts)

	June 30, 2008	Dec. 31, 2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,604	$5,043
Accounts and contracts receivable, net of allowance for doubtful accounts of $316 and $249	10,072	9,575
Inventories, net	5,616	5,214
Deferred tax asset—current	508	732
Prepaid expenses and other current assets	632	816
Total current assets	25,432	21,380
Property and equipment, less accumulated depreciation of $8,378 and $7,634	2,603	2,594
Deferred tax asset—non-current	3,416	2,284
Intangible assets, net of accumulated amortization of $2,836 and $2,259	8,428	8,241
Goodwill	16,367	15,259
Other assets	220	205
TOTAL ASSETS	$56,466	$49,963

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	4,157	$2,623
Accrued payroll	2,285	2,363
Bank line of credit	2,870	1,000
Current portion of notes payable	1,525	1,525
Accrued warranty reserve	399	418
Other current liabilities	1,592	1,184
Total current liabilities	12,828	9,113
Notes payable	14,268	14,245
Deferred tax liability	2,149	2,037
Interest payable	1,328	1,210
Other liabilities	253	257
Total liabilities	30,826	26,862
STOCKHOLDERS’ EQUITY
Common stock, $.03 par value—shares authorized, 15,000,000; issued and outstanding, 3,636,263 and 3,632,083 shares as of June 30, 2008 and December 31, 2007, respectively	109	109
Additional paid-in capital	15,980	15,534
Accumulated other comprehensive gain	5,327	3,406
Treasury stock, 162,672 shares, at cost	(1,265)	(1,265)
Retained earnings	5,489	5,317
Total stockholders’ equity	25,640	23,101
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,466	$49,963